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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 27, 2000, in the Registration Statement (Form S-3) and related Prospectus of Orthodontic Centers of America, Inc. for the registration of 4,396,105 shares of its common stock. We also consent to the incorporation by reference therein of our report dated March 27, 2000, with respect to the consolidated financial statements of Orthodontic Centers of America, Inc. included in its Annual Report (Form 10-K) 1999 filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

New Orleans, Louisiana
October 6, 2000